UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2025, the Board of Directors (the “Board”) of NextDecade Corporation (the “Company”) approved increasing the size of the Board to twelve members, and in connection therewith, appointed Pamela Beall as a Class A director of the Board, In Kyu Park as a Class B director of the Board to fill the vacancy created by Timothy Wyatt’s resignation from the Board, and Diana Sands as a Class C director of the Board. Each will serve until the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”) and will be on the slate of directors to be voted on by the stockholders of the Company at the Annual Meeting.

Pamela Beall

Ms. Beall, 68, is a seasoned executive in the energy industry with a record of strategic growth and increasing returns to shareholders. Since April 2021, she has served on the board of directors of Nationwide Mutual Insurance Company, a Fortune 100 financial services company where she serves as chair of the Audit Committee and a member of the Finance Committee, and since 2016, she has served on the board of directors of NNN REIT, Inc., where she serves on the Audit and Governance committees. In August 2024, Ms. Beall was appointed to the board of directors of Nationwide Trust Company where she serves on the Audit and Fiduciary Committee. Other public company directorships she has held include Tesoro Logistics GP, LLC from 2018 to 2019. She is an emeritus member of the board of trustees of the University of Findlay. Ms. Beall retired in 2021 from Marathon Petroleum Corporation (“MPC”) as Executive Vice President, Chief Financial Officer and as a member of the board of directors of MPLX GP LLC, a subsidiary of MPC, positions which she held from 2016 and 2014, respectively. MPLX GP LLC is the general partner of MPLX LP, a publicly traded master limited partnership, which owns and operates crude oil, refined products and natural gas logistics assets and processing operations. Ms. Beall received a Bachelor of Science degree in Accounting from the University of Findlay and a Master’s degree in Business Administration from Bowling Green State University, is a non-practicing Certified Public Accountant, and she has attended the Oxford Institute for Energy Studies.

The Board believes that Ms. Beall brings extensive energy industry experience, specifically in the areas of finance and capital markets, as well as diverse leadership experience in strategy, business development, risk management, procurement and government affairs, all of which provide Ms. Beall with the qualifications and skills to serve as a Company director. Ms. Beall will serve on the Audit, Construction and Operations, and Finance Committees of the Board.

In Kyu Park

Mr. Park was nominated by HGC NEXT INV LLC (“HGC”) to replace Timothy Wyatt as its designee on the Board pursuant to that certain Purchaser Rights Agreement, by and between the Company and HGC, dated as of August 3, 2018. Mr. Park, 44, has nearly 15 years of experience at portfolio companies of Hanwha Group, a multinational group with innovative businesses in the areas of aerospace and mechatronics, clean energy and ocean solutions, finance, and retail and services. Since January 2025, Mr. Park has served as the Chief Strategy Officer of 174 Power Global, a renewable energy development firm committed to building utility-scale solar, energy storage and integrated clean energy and green hydrogen infrastructure development across North America, and since November 2022, he has served as the Chief Executive Officer of Chariot Energy, a retail energy business in the Texas residential and commercial markets, focusing on both solar and conventional energy solutions. From February 2011 to November 2022, Mr. Park held planning, operations and talent acquisition positions at Hanwha QCells, a manufacturer of solar modules and other clean technology innovation. Mr. Park holds a Bachelor’s degree in International Relations and Economics from Johns Hopkins University and a Master’s degree in Environmental Policy and Energy Security from Columbia University.

The Board believes that Mr. Park’s experience in operational and planning aspects in the power and energy spaces provides Mr. Park with the qualifications and skills to serve as a Company director. Mr. Park will serve on the Construction and Operations and Finance Committees of the Board.

Diana Sands

Ms. Sands, 59, has over 30 years of business experience across multiple industries and disciplines. She has served on the board of AngloGold Ashanti, a global gold mining company, since 2023, and on the board of Vmo Aircraft Leasing, a private company, since 2022. She previously served on the boards of SP Plus Corporation, a mobility solutions provider, from 2021 to 2024, and PDC Energy, Inc., an oil and gas producer, from 2021 to 2023, in each case until their respective acquisition. Ms. Sands spent nearly 20 years at Boeing Company beginning in 2001, where she held senior executive finance and governance positions, including Senior Vice President, Office of Internal Governance and Administration, which oversaw internal audit, ethics and investigations, compliance risk management, security and internal services. She also held key finance roles, including corporate controller, head of investor relations, and head of financial planning and analysis. Ms. Sands has a Master's degree in Business Administration from Northwestern's Kellogg School of Management, and a Bachelor's degree in Business Administration from the University of Michigan's Ross Business School.

The Board believes that Ms. Sands’s significant experience with corporate strategy, ethics, compliance and governance, coupled with her deep financial expertise, provide Ms. Sands with the qualifications and skills to serve as a Company director. Ms. Sands will serve on the Audit, Compensation and Nominating, Corporate Governance and Enterprise Sustainability Committees of the Board.

Ms. Beall and Ms. Sands will receive cash and stock awards pursuant to the Company’s Director Compensation Policy, filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2025, with the cash and stock awards provided for thereunder prorated for days of service during 2025. As a director nominated to the Board pursuant to an agreement with the Company, Mr. Park will be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board.

None of Ms. Beall, Ms. Sands or Mr. Park has a direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 31, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel